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                                                                      EXHIBIT 99

Colorado Business Bankshares, Inc.
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FOR IMMEDIATE RELEASE                             For more information, contact:
                                                  Richard Dalton, 303.312.3441
                                                  Sue Hermann, 303.312.3488

                     COLORADO BUSINESS BANKSHARES COMPLETES
                    MERGER WITH FIRST CAPITAL BANK OF ARIZONA
                        To Begin Trading, Using New Name

         DENVER -- March 8, 2001 -- Colorado Business Bankshares, Inc., dba COBIZ INC. (Nasdaq: COBZ), today announced the completion of its planned acquisition of First Capital Bank of Arizona. In addition, the Denver-based financial holding company announced it will begin formally using and trading under the name COBIZ Inc. as of Monday, March 12.

         COBIZ INC. is a $633.1 million financial holding company that, through its subsidiary Colorado Business Bank, operates nine full-service locations in the Denver metropolitan area, Boulder and the Vail Valley. In addition, the company offers trust services through CoBiz Private Asset Management, employee benefits consulting through CoBiz Connect and recently acquired a commercial and personal property and casualty insurance brokerage to be named CoBiz Insurance, Inc.

         First Capital is a four-year-old business bank headquartered in Phoenix with $106.3 million in assets. The bank, which has two full-service locations in the greater Phoenix metropolitan area, serves small to medium-sized businesses.

         The acquisition of First Capital forms a financial institution with approximately $740 million in assets. The transaction resulted in the issuance of approximately 1.65 million COBIZ common shares, with 2.266 COBIZ shares being issued in exchange for each share of First Capital common stock. COBIZ also assumed First Capital options for an additional 249,847 shares of COBIZ common stock with a weighted average exercise price of $7.16.

         "We are looking forward to entering the fastest growing city in the country, combining bankers who understand the Phoenix market with our sophisticated services and state-of-the art delivery systems," said Steven Bangert, COBIZ chairman and CEO. "This acquisition gives us the platform to execute our successful branching strategy in Arizona, opening new bank locations led by experienced local bankers."

                                     -more-


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First Ad -- COBIZ

         "The completion of this merger represents an incredible opportunity for our customers," said Harold Mosanko, First Capital president and CEO. "We look forward to offering an increased number and quality of products and services as well as increased lending limits."

         The completion of the merger coincides with the shareholder approval of a new name for the holding company -- COBIZ INC. "The new name reflects our commitment to finding new services to offer our customers, even those outside the typical banking services of loans and deposits," said Bangert. "The name reflects our ability to offer services such as CoBiz Connect, a one-stop shop for employee benefits consulting and insurance brokerage."

         Perhaps the most visible change reflected in the name change is the bank's growth outside of Colorado. The merger with First Capital created a new consideration: Colorado Business Bankshares was no longer truly reflective of the company's broader market focus. The CO in COBIZ INC. will work in other states while still recognizing the bank's proud Colorado heritage, according to Bangert.

         The holding company will begin officially trading and using the formal name COBIZ INC. as of Monday, March 12. Because the change takes place on the holding company level only, however, customers won't experience any changes in service. "Customers will see no changes in their accounts, their statements or the professionals with whom they work," Bangert said. "We won't become a different bank under the COBIZ INC. flag. We'll simply become a better one -- better able to offer our customers the variety of financial services they want and deserve."

         COBIZ INC. (www.cobizbank.com) is a diversified financial holding company with approximately $740 million in assets. The company (Nasdaq: COBZ) owns Colorado Business Bank, N.A. and First Capital Bank of Arizona, full-service, commercial banking institutions that provide a broad range of sophisticated banking products and services to a targeted customer base of small and medium-sized businesses and professionals. COBIZ also provides investment management services through CoBiz Private Asset Management, employee benefits consulting and brokerage services through CoBiz Connect, Inc. and property and casualty insurance brokerage as well as risk management consulting services through CoBiz Insurance Inc.

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         The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company's operations, financial performance and other factors, as discussed in the Company's filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company's growth strategy, the possible loss of key personnel, factors that could affect the Company's ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company's filings with the Securities and Exchange Commission.

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